

                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   August 1, 1998 to August 31, 1998
Distribution Date:   September 15, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                          Class A/B/C Note Amount
                                                                                                       or Certificate Amount
                                                                                                  -------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                0.00                   0.0000000
          Class A-2 Note  Amount                                                       26,424,585.63                 200.1862548
          Class A-3 Note  Amount                                                                0.00                   0.0000000
          Class A-4 Note  Amount                                                                0.00                   0.0000000
          Class A-5 Note  Amount                                                                0.00                   0.0000000
          Class A-P Note  Amount                                                        5,677,334.49                  45.4186759
          Class B  Note  Amount                                                         2,722,464.36                  42.7925866
          Class C  Note  Amount                                                         1,039,859.85                  42.7925866
          Certificates  Amount                                                            549,366.55                  31.7920455


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                0.00                   0.0000000
          Class A-2 Note  Amount                                                          476,731.94                   3.6116056
          Class A-3 Note  Amount                                                          762,500.00                   5.0833333
          Class A-4 Note  Amount                                                          758,500.00                   5.1250000
          Class A-5 Note  Amount                                                          790,625.00                   5.2083333
          Class A-P Note  Amount                                                          604,066.93                   4.8325354
          Class B  Note  Amount                                                           317,274.20                   4.9870197
          Class C  Note  Amount                                                           127,917.06                   5.2640764
          Certificates  Amount                                                            111,590.63                   6.4577909


(iii)     Total Pool Balance of Notes and Certificates
          (end of Collection Period)                                                  730,202,553.15


(iv)      Class A-1 Notes Balance (end of Collection Period)                                    0.00
          Class A-1 Pool Factor (end of Collection Period)                                                             0.0000000
          Class A-2 Notes Balance (end of Collection Period)                           72,374,273.88
          Class A-2 Pool Factor (end of Collection Period)                                                             0.5482900
          Class A-3 Notes Balance (end of Collection Period)                          150,000,000.00
          Class A-3 Pool Factor (end of Collection Period)                                                             1.0000000
          Class A-4 Notes Balance (end of Collection Period)                          148,000,000.00
          Class A-4 Pool Factor (end of Collection Period)                                                             1.0000000



                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   August 1, 1998 to August 31, 1998
Distribution Date:   September 15, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                          Class A/B/C Note Amount
                                                                                                       or Certificate Amount
                                                                                                  -------------------------------




        Class A-5 Notes Balance (end of Collection Period)                            151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                               1.0000000
        Class A-P Notes Balance (end of Collection Period)                            112,189,385.07
        Class A-P Pool Factor (end of Collection Period)                                                               0.8975151
        Class B Notes Balance (end of Collection Period)                               57,710,715.81
        Class B Pool Factor (end of Collection Period)                                                                 0.9071159
        Class C Notes Balance (end of Collection Period)                               22,042,917.23
        Class C Pool Factor (end of Collection Period)                                                                 0.9071159
        Certificates Balance (end of Collection Period)                                16,085,261.15
        Certificates Pool Factor (end of Collection Period)                                                            0.9308600


(v)  Basic Servicing Fee                                                                  632,066.74                   0.6042904


(vi)   Aggregate Realized Losses                                                        2,779,776.81
        Aggregate Net Losses                                                            1,804,046.82

(vii)   Reserve Account Balance after Giving Effect to Payments                        28,965,787.30
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments              28,965,787.30
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                             0.00
        Draws on Reserve Account                                                                0.00
        Deposits to Reserve Account                                                             0.00
        Class C Reserve Account Balance after Giving Effect to Payments                 5,229,826.00
       Made on Distribution Date

        Specified Class C Reserve Account Balance after Giving Effect to                5,229,826.00
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                     0.00
        Draws on Class C Reserve Account                                                        0.00
        Deposits to Class C Reserve Account                                                     0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                           0.00                   0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                           0.00                   0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                           0.00                   0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                           0.00                   0.0000000
         Class A-P Notes Interest Carryover Shortfall                                           0.00                   0.0000000
         Class B Notes Interest Carryover Shortfall                                             0.00                   0.0000000
         Class C Notes Interest Carryover Shortfall                                             0.00                   0.0000000
         Certificates Interest Carryover Shortfall                                              0.00                   0.0000000


                                                    KEY AUTO FINANCE TRUST 1997-2
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   August 1, 1998 to August 31, 1998
Distribution Date:   September 15, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                         Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                          Class A/B/C Note Amount
                                                                                                       or Certificate Amount
                                                                                                  -------------------------------
         Class A-1 Notes Principal Carryover Shortfall                                          0.00                   0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                          0.00                   0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                          0.00                   0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                          0.00                   0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                          0.00                   0.0000000
         Class A-P Notes Principal Carryover Shortfall                                          0.00                   0.0000000
         Class B Notes Principal Carryover Shortfall                                            0.00                   0.0000000
         Class C Notes Principal Carryover Shortfall                                            0.00                   0.0000000
         Certificates Principal Carryover Shortfall                                             0.00                   0.0000000


(ix)  Additional Principal Distributable Amount                                         2,078,201.70

(x)   Aggregate Purchase Amount of Receivables Repurchased by the                               0.00
      Seller or purchased by Servicer

(xi)  Delinquent Contracts

                                                                                         Number                     Balance
                                                                                 ---------------------------------------------------
           30-59 Days                                                                     1692                      16,269,207.92
           60-89 Days                                                                      419                       3,992,137.92
           90 Days or More                                                                 370                       3,435,932.58


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                       0.1149686
Weighted Average Remaining Term of Remaining Portfolio                                    40.4689261

Net Loss Ratio as of Each Collection Period

     (i)   Second Preceding Collection Period                                              0.0067442
     (ii)  Preceding Collection Period                                                     0.0066099
     (iii) Current Collection Period                                                       0.0073008
     (vi)  Three Month Average                                                             0.0068850

Ending Portfolio Balance                                                              724,144,682.59





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